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                                                                     EXHIBIT 5-B


October 30, 2001




To:      Qwest Capital Funding, Inc.
         1801 California Street
         Denver, Colorado 80202


Re:      QWEST CAPITAL FUNDING, INC.: REGISTRATION RIGHTS AGREEMENT AND EXCHANGE
         OFFER.

Ladies and Gentlemen:

We have acted as special counsel with respect to the laws of the State of Colorado to Qwest Capital Funding, Inc. (formerly known as U S WEST Capital Funding, Inc.), a Colorado corporation (the "Company"), in connection with the Registration Rights Agreement, dated as of July 30, 2001, (the "Registration Rights Agreement"), among the Company, Qwest Communications International Inc., a Delaware corporation (the "Guarantor") and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Salomon Smith Barney Inc., ABN AMRO Incorporated, Banc One Capital Markets, Inc., Commerzbank Capital Markets Corp., First Union Securities, Inc., Fleet Securities Inc., Mellon Financial Markets, LLC, Mizuho International plc, RBC Dominion Securities Corporation, Royal Bank of Scotland plc, U.S. Bancorp Piper Jaffray, Inc., Wachovia Securities, Inc., Wells Fargo Brokerage Services, LLC and Westdeutsche Landesbank Girozentrale (collectively, the "Initial Purchasers"), which provides for an offer to exchange (the "Exchange Offer") up to $1,250,000,000 aggregate principal amount of the 5 7/8% Notes of the Company due 2004, $2,000,000,000 aggregate principal amount of the 7% Notes of the Company due 2009, and $500,000,000 aggregate principal amount of the 7 7/8% Notes of the Company due 2021 (collectively, the "Notes"), purchased by the Initial Purchasers pursuant to the Purchase Agreement dated July 25, 2001 (the "Purchase Agreement"), among the Company, the Guarantor, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc., as representatives of the Initial Purchasers, in a transaction that we have been advised is exempt from the registration requirements of the Securities Act of


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Qwest Capital Funding, Inc.
October 30, 2001
Page 2

1933, as amended (the "Securities Act"), for new 5 7/8% Notes of the Company due 2004, 7% Notes of the Company due 2009 and 7 7/8% Notes of the Company due 2021 to be registered under the Securities Act (the "Exchange Notes"), all in accordance with the terms of the Registration Rights Agreement. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

                                MATERIAL EXAMINED

In connection with this opinion, we have examined the following documents:

         i.       A copy of the Registration Rights Agreement.

         ii. Photocopies of the applicable board resolutions of the Company pertaining to the Exchange Offer and the issuance and registration of the Exchange Notes, certified as being complete, true and correct by an officer of the Company (the "Board Resolutions").

         iii. Certificate issued by the Colorado Secretary of State, dated as of October 1, 2001, relating to the due organization and good standing of the Company in the State of Colorado.

In addition, we have examined originals or photocopies of such other corporate documents and records of the Company, certificates of public officials relating to the Company and certificates of officers of the Company as we have deemed necessary as a basis for the opinions expressed herein. As to all factual matters material to the opinions expressed herein, we have (with your permission and without any independent investigation) relied upon, and assumed the accuracy and completeness of, such certificates and corporate records.

                                   ASSUMPTIONS

In connection with this opinion, we have, with your consent and without investigation or independent verification, assumed the following:

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Qwest Capital Funding, Inc.
October 30, 2001
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         a. All signatures are genuine, all documents and instruments submitted to us as originals are authentic and all documents and instruments submitted to us as photocopies, telecopies or facsimiles conform to the original documents and instruments.

         b. All documents we have reviewed are enforceable in accordance with their respective terms against the parties thereto.

                                    OPINION

Based solely upon the foregoing and subject to the comments, qualifications and other matters set forth herein, we are of the opinion that:

         1. The Company is a corporation duly organized, and is validly existing and in good standing, under the laws of the State of Colorado, with corporate power to consummate the Exchange Offer in accordance with the terms of the Registration Rights Agreement.

         2. The consummation of the Exchange Offer by the Company in accordance with the terms of the Registration Rights Agreement has been duly authorized by all necessary corporate action on the part of the Company, and the Exchange Notes, when duly executed by authorized officers of the Company as set forth in the Board Resolutions and when duly executed and authenticated in the manner contemplated in the Indenture, shall be duly executed by the Company.

                           COMMENTS AND QUALIFICATIONS

         A. AT&T Divestiture. We express no opinion on the impact on the opinions contained herein of any litigation or ruling relating to the divestiture by American Telephone and Telegraph Company of ownership of its operating telephone companies.

         B. Existence and Good Standing. The opinions expressed herein with respect to the due organization, existence and good standing of the Company are based solely upon the good standing certificate reviewed by us and described in the Material Examined section above.

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Qwest Capital Funding, Inc.
October 30, 2001
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         C. PUC Matters. We express no opinion with respect to matters relating to any state public utilities commission or similar authority for the Company, including without limitation whether any consents or approvals are required to be obtained from any such entity.

         D. Factual Matters. As to various questions of fact relevant to this opinion we have relied, without independent investigation, upon the certificates of officers of the Company.

         E. Law Limitations. All the opinions expressed herein are limited to the substantive laws of the State of Colorado.

         F. Non-Participation in Negotiations. We have not participated in negotiation of the Registration Rights Agreement, the Purchase Agreement or the transactions contemplated thereby, nor have we participated in the preparation of any documents or filings with respect to the Exchange Offer, including without limitation, any registration statements or related prospectuses, amendments or supplements relating thereto. Our undertaking has been limited to a review of the form and content of the Registration Rights Agreement to the extent we deem appropriate to render the opinions expressed herein. We have not reviewed any other agreement for the purposes of rendering this legal opinion or been informed of any other understanding, and we offer no opinion as to the effect of any such other agreement or understanding on the opinions expressed herein. Without limiting the generality of the foregoing, we express no opinion herein with respect to the legal, valid and binding nature of or the enforceability of the Exchange Notes, with respect to which we understand that you have received a legal opinion from O'Melveny & Myers LLP, dated the date hereof.

         The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may be relied upon only in connection with the Exchange Offer by the addressees hereof and by holders of the Notes or the Exchange Notes; provided that O'Melveny & Myers LLP may rely on this


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Qwest Capital Funding, Inc.
October 30, 2001
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opinion with respect to Colorado law for the purposes of delivering its legal opinion dated the date hereof in connection with the Exchange Offer. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions and may not be furnished to or filed with any governmental agency or other person or entity without the prior written consent of this firm; provided that we consent to the filing by the Company of this opinion as an exhibit to the Registration Statement on Form S-4 (the "Registration Statement") to be filed contemporaneously herewith with the Securities and Exchange Commission in connection with the Exchange Offer, and we further consent to the use of our name under the caption "Legal Opinions" in the prospectus forming a part of the Registration Statement.

Very truly yours,

/s/ HOLME ROBERTS & OWEN LLP